Amended and Restated as of February 25, 2011

Principal Amount: $___________________	Original Issue Date: March 1, 2010

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ThermoEnergy Corporation, a Delaware corporation (the “Borrower”), hereby promise to pay to the order of ____________ (the “Holder”) on February 29, 2012 (the “Maturity Date”) the sum of ______________ Dollars ($__________) (or such lesser amount as may be then outstanding).

Interest on the outstanding principal balance shall accrue at the rate of ten percent (10.0%) per annum from and after February 25, 2011, and shall be due and payable on the Maturity Date.  Interest shall be computed on the basis of a 365-day year, using the number of days actually elapsed.

This Note is one of several substantially identical promissory notes issued by the Borrower pursuant to that certain Bridge Loan Agreement dated as of March 1, 2010 by and among the Borrower, the Holder and certain other persons (as amended by Amendment No. 1 thereto dated as of June 25, 2010, the “Bridge Loan Agreement”) and amended and restated pursuant to that certain Note Extension and Amendment Agreement dated as of February 25, 2011 by and among the Borrower, the Holder and the other parties to the Bridge Loan Agreement (the “Extension Agreement”) (which promissory notes are referred to herein as the “Series Notes”). So long as this Note is outstanding the Holder shall be entitled to the benefit of, and subject to the provisions of, the Bridge Loan Agreement and the Extension Agreement.

Pursuant to the Bridge Loan Agreement, the Holder shall surrender this Note (or such portion thereof as may be necessary to satisfy the Holder’s purchase obligations) in payment of the purchase price for the securities to be purchased by the Holder pursuant to the Securities Purchase Agreement dated as of November 19, 2009 by and among the Borrower, the Holder and the holders of the other Series Notes (the “Series B Agreement”) as provided in the Series B Agreement.

The Holder shall have the right at any time and from time to time until the principal and interest on this Note shall have been paid in full, to convert all or any portion of the principal and any interest due under this Note into shares of the Borrower’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”).  If the Holder exercises its right of conversion, the Holder shall give the Borrower a Notice of Conversion in the form annexed to this Note, setting forth the amount of principal and interest which the Holder is converting into Preferred Stock (the “Conversion Amount”) at a price of $2.40 per share, subject to equitable adjustment in the event of a stock split, combination, reverse split affecting the outstanding shares of Preferred Stock (the “Conversion Price”).  The date of such notice is referred to as the Conversion Date. Upon delivery to the Borrower of a completed Notice of Conversion, the Borrower shall deliver, within five (5) business days after the Conversion Date (such fifth day being the “Delivery Date”) to the Holder a certificate for that number of shares of Preferred Stock into which the Conversion Amount is being converted.

In the event, on or before the maturity date of this Note, the Borrower pays in full the entire outstanding principal amount of, and interest accrued on, those certain Amended and Restated Promissory Notes due February 29, 2012 issued, as of January 4, 2011, to (i) BancBoston Ventures, Inc., (ii) BCLF Ventures I, LLC, (iii) Essex Regional Retirement Board, (iv) Massachusetts Technology Development Corporation and (v) Spencer Trask Specialty Group, LLC (collectively, the “CASTion Notes”) (whether by payment in cash, conversion in accordance with the terms of the CASTion Notes, or any combination thereof) then simultaneously with the payment of the CASTion Notes, the entire outstanding principal amount of, and accrued but unpaid interest on, this Note shall automatically convert into shares of Preferred Stock at the Conversion Price.

In the event that (i) the closing price of the Borrower’s Common Stock, par value $0.001 per share (the “Common Stock”) for twenty (20) consecutive trading days on the principal trading market on which the Common Stock is listed or traded, or if the Common Stock is not listed on a trading market, in the over-the-counter market, as reported by the OTC Bulletin Board, or if the Common Stock is not then listed on a trading market or quoted on the OTC Bulletin Board, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) equals or exceeds $0.72 per share and (ii) the daily average trading volume of the Common Stock exceeds 30,000 shares for twenty (20) consecutive trading days, then upon notice from the Borrower to the Holder, given at any time thereafter, the entire principal amount of this Note then outstanding, plus all accrued and unpaid interest thereon, shall automatically convert into shares of Preferred Stock at the Conversion Price. In the event of a stock split, combination, reverse split or similar event affecting the outstanding shares of Common Stock, the references in this paragraph to closing price and trading volume shall be adjusted equitably.

Except to the extent that the entire unpaid principal balance of this Note is being presented for conversion, the Holder shall not be required to present this Note in order to effect conversion, and the Holder shall maintain a ledger setting forth each conversion of principal and interest on this Note and such ledger shall, absent manifest error, be deemed to be binding and conclusive on the Borrower.  In the event of any partial conversion of this Note, the amount so converted shall be charged first against accrued and unpaid interest and the balance, if any, shall be charged against principal.

Upon conversion of all or any portion of the principal and accrued interest on this Note, the Borrower will issue to the Holder a five-year Common Stock Purchase Warrant (in substantially the form attached hereto as Exhibit B) for the purchase, at an exercise price of $0.30 per share, of that number of shares of Common Stock determined by dividing (i) 200% of the amount of principal and interest so converted by (ii) $0.30.

The Borrower and the holders of the Series Notes (including the Holder) are parties to a certain Security Agreement dated as of March 1, 2010 (the “Security Agreement”) securing the obligations of the Borrower to the Holder and the other holders of the Series Notes under such Series Notes, and so long as this Note is outstanding the Holder shall be entitled to the benefit of, and be subject to the provisions of,  the Security Agreement.

This Note may not be prepaid, in whole or in part, without the prior written consent of the Holder.  Partial prepayments, if any, shall be applied first to accrued and unpaid interest, and the balance to principal.

Subject to the provisions of the Security Agreement, the entire unpaid principal amount of this Note, together with interest thereon shall, on written notice from the Holder, forthwith become and be due and payable if any one or more Events of Default shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.

The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Note:

(i)          The Borrower’s failure to make any payment of principal or interest or any other sums within fifteen (15) days of the date when due under this Note; or

(ii)          Any representation or warranty or other statement made by the Borrower in the Bridge Loan Agreement, the Extension Agreement or the Security Agreement proves to have been false or misleading in any material respect when made or furnished; or

(iii)         Breach of or failure in the due observance or performance in any material respect of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to this Note, the Bridge Loan Agreement, the Extension Agreement or the Security Agreement, and the failure to cure (if curable) any such breach or failure within fifteen (15) days after receipt of written notice thereof from the Holder; or

(iv)         If the Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (b) be unable, or admit in writing its inability, to pay its debts as they mature; (c) file or permit the filing of any petition, case arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form or arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (d) any action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

(v)         If an order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower, without its application, approval or consent by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of the assets of the Borrower, and the Borrower, by any act, indicate its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of ninety (90) consecutive days or an order for relief in connection therewith shall be entered; or

(vi)        If the Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated, with or into any other corporation.

All payment obligations arising under this Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract or agree to pay.  If, by the terms of this Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened. (a “Proceeding”) concerning the interpretation, enforcement and of the transactions contemplated by this Note or the Security Agreement shall be commenced exclusively in the state or federal courts sitting in, or having jurisdiction over, Wilmington, Delaware (the “Delaware Courts” ). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Note or the Security Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THIS NOTE.

All notices, requests or other communications required or permitted to be given under this Agreement to any party shall be in writing and shall be deemed to have been sufficiently given when delivered by personal service or sent by registered mail, by overnight courier service with evidence of delivery or attempted delivery, or by facsimile, e-mail or other means of electronic transmission (provided such transmission generates evidence of delivery), to the Borrower or to the Holder at their respective principal places of business.  Either party may, by like notice, change the address to whom notice is to be given.

This Note may be amended or supplemented, or any provision hereof waived, only by the written agreement of the Holder and the Borrower.

This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees, regardless of whether the Holder commenced litigation in order to enforce its rights under this Note.

Signature Page Follows

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized President and Chief Executive Officer as of the 25th day of February 2011.

ThermoEnergy Corporation

By:
Cary G. Bullock
President and Chief Executive Officer